EXHIBIT 4.1.1


                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

                         THIS AMENDMENT NO. 1 (the "Amendment") dated as of
                    March 18, 2004, to the Rights Agreement, dated as of May 16, 1996 (the "Rights Agreement"), between Ashland Inc., a Kentucky corporation (the "Company"), and National City Bank, a Delaware corporation, as successor to Harris Trust and Savings Bank by appointment, as Rights Agent (the "Rights Agent"). Terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Rights Agreement.

          WHEREAS the Company, ATB Holdings Inc., a Delaware corporation ("HoldCo"), EXM LLC, a Kentucky limited liability company ("New Ashland LLC"), New EXM Inc., a Kentucky corporation ("New Ashland Inc."), Marathon Oil Corporation, a Delaware corporation ("Marathon"), Marathon Oil Company, an Ohio corporation ("Marathon Company"), Marathon Domestic LLC, a Delaware limited liability company ("Merger Sub"), and Marathon Ashland Petroleum LLC, a Delaware limited liability company ("MAP"), have proposed to enter into a Master Agreement to be dated the date hereof (the "Master Agreement");

          WHEREAS the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Transactions (as defined in the Master Agreement) contemplated by the Master Agreement and the other Transaction Agreements (as defined in the Master Agreement);

          WHEREAS the Company desires that, at the Acquisition Merger Effective Time (as defined in the Master Agreement), (A) New Ashland Inc. will succeed to all the rights and obligations of the Company under the Rights Agreement; (B) all references to Common Stock of the Company and Preferred Shares of the Company will be deemed to be references to Common Stock of New Ashland Inc. and Preferred Shares of New Ashland Inc.; and (C) the Rights Agreement will continue in effect;

          WHEREAS the Company deems this Amendment to the Rights Agreement to be desirable and in the best interests

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of the holders of the Rights and has duly approved this Amendment; and

          WHEREAS Section 26 of the Rights Agreement permits the Company at any time before the occurrence of a Distribution Date and before any person becomes an Acquiring Person to amend the Rights Agreement in the manner provided herein.

          NOW THEREFORE, the parties hereby agree as follows:

          1. Succession and Continuance. Effective at the Acquisition Merger Effective Time, New Ashland Inc. will succeed to all the rights and obligations of the Company under the Rights Agreement and the Rights Agreement will continue in effect after the Acquisition Merger Effective Time.

          2. Substitution of New Ashland Inc. Effective at the Acquisition Merger Effective Time, all references to Common Stock of the Company and Preferred Shares of the Company in the Rights Agreement will be deemed to be references to Common Stock of New Ashland Inc. and Preferred Shares of New Ashland Inc.

          3. Amendment of Section 1. Section 1 of the Rights Agreement is supplemented to add the following definitions in the appropriate locations:

          "HOLDCO" means ATB Holdings Inc., a Delaware corporation and wholly owned subsidiary of the Company.

          "MASTER AGREEMENT" shall mean the Master Agreement, dated as of March 18, 2004, among the Company, HoldCo, New Ashland LLC, New Ashland Inc., Marathon, Marathon Company, Merger Sub, and MAP, as it may be amended from time to time.

          "MERGER SUB" means Marathon Domestic LLC, a Delaware limited liability company and wholly owned subsidiary of Marathon.

          "MARATHON" means Marathon Oil Corporation, a Delaware corporation.


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          "MARATHON COMPANY" means Marathon Oil Company, an Ohio corporation and wholly owned subsidiary of Marathon.

          "MAP" means Marathon Ashland Petroleum LLC, a Delaware limited liability company owned by Marathon Company and the Company.

          "NEW ASHLAND INC." means New EXM Inc., a Kentucky corporation and wholly owned subsidiary of HoldCo.

          "NEW ASHLAND LLC" means EXM LLC, a Kentucky limited liability company and wholly owned subsidiary of HoldCo.

          4. Amendment of the Definition of "Acquiring Person". The definition of "ACQUIRING PERSON" in Section 1 of the Rights Agreement is amended by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, none of Marathon, Marathon Company, Merger Sub, MAP, HoldCo, New Ashland LLC, New Ashland Inc. or any other Person, individually, or collectively, shall be deemed to be an Acquiring Person solely by virtue of (i) the execution and delivery of the Master Agreement or any other Transaction Agreement (as defined in the Master Agreement) or (ii) the consummation of the Transactions (as defined in the Master Agreement)."

          5. Amendment of Section 3. Section 3(b) of the Rights Agreement is amended and supplemented by adding the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date or Business Combination shall not be deemed to have occurred, no Rights shall separate from the Common Shares or otherwise become exerciseable and no adjustment shall be made pursuant to Sections 11 or 12, in each case solely as a result of (i) the execution and delivery of the Master Agreement or any other Transaction Agreement (as defined in the Master Agreement) or (ii) the consummation of the Transactions (as defined in the Master Agreement)."


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Furthermore, Section 3 of the Rights Agreement is amended to add the following sentence at the end thereof as Section 3(e):

          "Nothing in this Rights Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Rights Agreement by virtue of the execution and delivery of the Master Agreement or any other Transaction Agreement (as defined in the Master Agreement), or by virtue of any of the Transactions (as defined in the Master Agreement), including without limitation the consummation thereof."

          6. Effectiveness. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          7. Miscellaneous. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. This Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Kentucky and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.



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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their authorized officers as of the date first written above.



                                           ASHLAND INC.,

                                                  by /s/ James J. O'Brien
                                                  ________________________
                                                  Name:  James J. O'Brien
                                                  Title: Chief Executive
                                                         Officer


                                           National City Bank,

                                                  by
                                                  ________________________
                                                  Name:
                                                  Title: